Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	John C. Merriwether
Vice President of Financial Relations
Health Management Associates, Inc.
(239) 598-3131

HEALTH MANAGEMENT ASSOCIATES, INC.

PREVIEWS FOURTH QUARTER AND YEAR-END 2011 RESULTS,

AND ANNOUNCES 2012 OBJECTIVES

NAPLES, FLORIDA (January 9, 2012) Health Management Associates, Inc. (NYSE: HMA) announced today its expected results of operations for the fourth quarter and year ended December 31, 2011.

From continuing operations for the fourth quarter, Health Management expects to report net revenue of approximately $1.58 billion, Adjusted EBITDA of between $231 and $236 million, and diluted earnings per share (“EPS”) attributable to Health Management Associates, Inc. of between $0.25 and $0.26, excluding certain writes-offs of deferred debt issuance costs, Tennova restructuring charges, and interest rate swap accounting, as shown in the table accompanying this press release. Included in these results is approximately $38 to $39 million, or $0.09 per diluted share, of reductions in expense related to Medicare/Medicaid HCIT meaningful use reimbursement offset by approximately $4 to $6 million, or $0.01 per diluted share, of incremental legal and investigation related expenses incurred during the quarter. Adjusted EBITDA is not a GAAP measure and footnote 1 to the 2012 Objective Range Table below contains disclaimers and other important information regarding how Health Management defines and uses Adjusted EBITDA. From continuing same hospital operations, compared to the prior year’s fourth quarter, Health Management expects surgeries to increase 0.5% to 1.0%, adjusted admissions to decline 1.0% to 1.5%, and admissions to decline 3.5% to 4.0%.

From continuing operations for the year ended December 31, 2011, Health Management expects to report net revenue of approximately $5.8 billion, and diluted EPS attributable to Health Management Associates, Inc., excluding write-offs of deferred debt issuance costs, swap accounting, and certain restructuring, acquisition and investigation costs of between $0.85 and $0.86.

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“We are very pleased with the preliminary results for the year ended December 31, 2011, as we produced strong results during a difficult operating environment by continuing to focus on our operating initiatives, applied disciplined cost controls and successfully partnered with not-for-profit hospitals in attractive markets,” said Gary Newsome, President and Chief Executive Officer of Health Management. “Preliminary results indicate a 15% to 16% increase in Adjusted EBITDA and a 30% to 32% increase in diluted EPS compared to the year ended December 31, 2010. Even after excluding the benefit of the HCIT meaningful use reimbursement, Adjusted EBITDA increased 10% to 11% and diluted EPS grew 15% to 16%.”

The following table sets forth selected information concerning Health Management’s objectives for the year ending December 31, 2012. These objectives are based on Health Management’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. These objectives exclude any potential acquisitions that may be completed in 2012.

2012 Objective Range

Admissions growth (same hospital)	(2.0%) to 0.0%

Net revenue (in millions, before bad debt expense)	$6,300 to $6,500

Provision for doubtful accounts as a percentage of net revenue	12.5% to 13.5%

Adjusted EBITDA[1] (in millions)	$875 to $925

Interest expense, net (in millions)	$210 to $220

Income from continuing operations attributable to Health Management Associates, Inc. per share – diluted	$0.80 to $0.90

Net income attributable to noncontrolling interests (in millions)	$24 to $28

Capital expenditures as a percentage of net revenue	4.5% to 5.5%

Items not included above:

HCIT meaningful use reimbursement (in millions)	$90 to $120

Swap interest expense (in millions)	$80 to $85

1.	Adjusted EBITDA is defined as consolidated net income before discontinued operations, net gains (losses) on sales of assets, net interest and other income, interest expense (including the amortization of the swap-related balance), income taxes, costs for acquisitions and restructuring, write-offs of debt issuance costs and depreciation and amortization,. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Health Management believes that providing non-GAAP information such as Adjusted EBITDA is important for investors and other readers of Health Management’s financial statements, as it is commonly used as an analytical indicator within the health care industry and Health Management’s debt facilities contain covenants that use Adjusted EBITDA in their calculations. Because Adjusted EBITDA is a non-GAAP measure and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be directly comparable to similarly titled measures used by other companies.

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During 2011, Health Management’s Pulse® System was certified compliant in accordance with the applicable hospital certification criteria adopted by the Secretary of Health and Human Services, and Health Management hospitals qualified for funding under the American Recovery and Reinvestment Act. As a result, in 2011, Health Management hospitals received approximately $1.8 million of Medicare/Medicaid HCIT reimbursement in the third quarter ended September 30, 2011 and approximately $39 million of Medicare/Medicaid HCIT reimbursement in the fourth quarter ended December 31, 2011. Based on current 2012 attestation schedules and cost report year ends for the remainder of its hospitals, Health Management expects to receive approximately $90 to $120 million of Medicare/Medicaid HCIT reimbursement during the year ending December 31, 2012, the bulk of which is expected to be received in the third and fourth quarters of 2012.

“We believe we continue to have considerable operating opportunity available at both our same facility and acquisition hospitals,” added Newsome. “We will continue to manage our costs based on the volume and acuity of the patients we serve, as we seek to improve our operations by adhering to our proven operating initiatives. Based on the partnership opportunities we are currently reviewing, we are confident that the pipeline of partnership opportunities will remain very active, and we remain excited about Health Management’s growth prospects in 2012.”

Health Management enables America’s best local health care by providing the people, processes, capital and expertise necessary for its hospital and physician partners to fulfill their local missions of delivering superior health care services. Health Management, through its subsidiaries, operates 66 hospitals, with approximately 10,400 licensed beds, in non-urban communities located throughout the United States.

All references to “Health Management” and the “Company” used in this release refer to Health Management Associates, Inc. and its affiliates.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “plans,” “could” and other similar words. All statements addressing operating performance, events or developments that Health Management Associates, Inc. expects or anticipates will occur in the future, including but not limited to incurrence of indebtedness, projections of revenue, income or loss, capital expenditures, earnings per share, debt structure, bad debt expense, capital structure, repayment of indebtedness, other financial items and operating statistics, statements regarding the plans and objectives of management for future operations, innovations, or market service development, statements regarding acquisitions, joint ventures, divestitures and other proposed or contemplated transactions (including but not limited to statements regarding the potential for future acquisitions and perceived benefits of acquisitions), statements of future economic performance, statements regarding the effects and/or interpretations of recently enacted or future health care laws and regulations, statements of the assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact, are considered to be “forward-looking statements.”

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Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Health Management Associates, Inc.’s most recent Annual Report on Form 10-K, and its most recent Quarterly Report on Form 10-Q, under the headings entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of Health Management Associates, Inc.’s underlying assumptions prove incorrect, actual results could vary materially from those currently anticipated. In addition, undue reliance should not be placed on Health Management Associates, Inc.’s forward-looking statements. Except as required by law, Health Management Associates, Inc. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

(financial table follows)

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

(unaudited)

The following tables provide information regarding projected EPS attributable to Health Management Associates, Inc. and Adjusted EBITDA. This table presents non-GAAP measures; nonetheless, Health Management believes that providing this information is beneficial to investors and other readers of Health Management’s financial statements due to the significant impact these items will have on EPS and Adjusted EBITDA. All amounts presented are subject to change based on normal management review in connection with the year end accounting close, which is not yet fully completed.

	Projected Range

Projected diluted earnings per share from continuing operations attributable to Health Management Associates, Inc. Common Stockholders for the quarter ended December 31, 2011	$0.12	to	$0.15

Add back:
Write-offs of deferred debt issuance costs	0.06	to	0.06
Tennova restructuring charges	0.03	to	0.03
Interest rate swap amortization, including mark-to-market adjustments	0.04	to	0.02

Adjusted projected EPS attributable to Health Management Associates, Inc.	$0.25	to	$0.26

Other adjustments:
Reduction in expense related to HCIT reimbursement	(0.09)	to	(0.09)
Incremental legal and investigation costs	0.01	to	0.01

Further adjusted projected EPS	$0.17	to	$0.18

	Projected Range
	(in millions)

Projected Adjusted EBITDA	$231	to	$236

Reduction in expense related to HCIT reimbursement	(38)	to	(39)
Incremental legal and investigation costs	4	to	6

Projected Adjusted EBITDA, as further adjusted	$197	to	$203

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